Exhibit 10.2.1

CIT Business Credit

300 South Grond Avenue

3rd Ftoor

Los An9eles, CA 90071

Zilog, Inc.

910 East Hamilton Avenue

Campbell, California 95008

Re: First Amendment to Financing Agreement

Ladies and Gentlemen:

We refer to the Financing Agreement between you, ZILOG, INC., a Delaware corporation (the "Company"), and us, THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CITBC"), dated as of December 30, 1998 as the same may be amended from time to time (herein the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the meanings set forth therein unless otherwise specifically defined herein.

The Company has requested that CITBC (a) amend the Financing Agreement to allow the Company to make certain investments in, acquire the stock or other equity interests of or make certain loans or advances to certain other corporations or entities from time to time and (b) consent to the purchase of assets of Production Languages Corporation and the merger of Calibre, Inc. into the Company. CITBC is willing to make such amendments to the Financing Agreement and provide such consents under the terms and conditions set forth in this Amendment.

Therefore, upon fulfillment to CITBC's satisfaction of the Conditions Precedent (as defined below), Section 7.9(h) of the Financing Agreement shall be amended in its entirety to read as follows:

(h) Make any advance or loan to, or any investment in, any firm, entity, person or corporation or purchase or acquire all or substantially all of the stock or assets of any entity, person or corporation; except that:

(i) the Company may make loans to its employees in an amount not to exceed $250,000 outstanding at any time for any one employee, but in no event to exceed $1,000,000 outstanding at any time for all employees;

(ii) the Company may make loans to other corporations or business entities in an aggregate amount not to exceed $2,000,000 during the term of this Agreement; provided that, (A) the Company has notified CITBC of its intent to make any such loan and if required by CITBC, has pledged, assigned and granted a first priority lien in its right, title and interest in any promissory note evidencing such loan or in any assets securing such loan to CITBC, as additional Collateral, (B) no Revolving Loans, Capex Term Loans or any unpaid fees and expenses due pursuant to the Financing Agreement shall be outstanding and the Company shall have at least $20,000,000 in cash immediately prior to and after each such loan and (C) immediately prior to and after each such loan, no Default or Event of Default shall have occurred or is existing; and

(iii) the Company may, from time to time, make equity investments in or acquire the capital stock or other equity interests of certain corporations or other business entities; provided that, (A) the consideration paid by the Company for any such investment or acquisition shall consist only of cash or capital stock of the Company, (B) the aggregate amount of cash paid by the Company as consideration for all such investments or acquisitions shall not exceed $15,000,000 during the term of this Agreement, (C) the Company has notified CITBC of its intent to make any such investment or acquisition and if required by CITBC, has pledged, assigned and granted a first priority lien on its right, title and interest in the equity of the corporation or other business acquired in connection with such investment or acquisition to CITBC, as additional Collateral, (D) if the consideration paid by the Company for any such investment or acquisition consists partially or entirely of cash, no Revolving Loans, Capex Term Loans or any unpaid fees and expenses due pursuant to the Financing Agreement shall be outstanding and the Company shall have at least $20,000,000 in cash immediately prior to and after such investment or acquisition and (E) immediately prior to and after each such investment or acquisition, no Default or Event of Default shall have occurred or is existing.

Further, upon fulfillment to CITBC's satisfaction of the Conditions Precedent (as defined below), CITBC consents to (a) the acquisition by the Company of substantially all the assets of Production Languages Corporation, (b) the acquisition by the Company of a twenty percent (20%) equity interest in Qualcore Logic, Inc. ("Qualcore"), (c) the acquisition by the Company of the remaining eighty percent (80%) equity interest in Qualcore in accordance with the terms and conditions of that certain Purchase and Sale Agreement dated March 22, 2000 between the Company and the shareholders of Qualcore and (d) the merger of Calibre, Inc. into the Company, with the Company as the surviving corporation; provided that, the consideration paid by the Company for any such acquisition shall consist only of cash or capital stock of the Company and immediately prior to and after each such acquisition or merger, no Default or Event of Default shall have occurred or is existing, no Revolving Loans, Capex Term Loans or any unpaid fees and expenses due pursuant to the Financing Agreement shall be outstanding and the Company shall have at least $20,000,000 in cash.

The Company further agrees that at any time, at the request of CITBC, it shall execute and deliver to CITBC any pledges, assignments, agreements and/or other documents and take all other actions necessary to assign, pledge and grant to CITBC a first priority lien on any right, title and interest of the Company in any promissory note evidencing any loan by the Company or any assets securing any such loan or in the equity of any corporation or other business acquired in connection with any investments or equity acquisitions by the Company.

The effectiveness of all of the foregoing amendments and consents shall be, and hereby is, subject to the fulfillment to CITBC's satisfaction of the Conditions Precedent. The "Conditions Precedent" shall mean each of the following:

(i) receipt by CITBC of this Amendment duly executed by the Company; and

(ii) no Default or Event of Default shall be existing or have occurred and is continuing.

The Company further agrees to pay all Out-of-Pocket Expenses incurred in connection with this Amendment and the transactions contemplated hereby, all of which may (at CITBC's option) be charged to the Revolving Loan Account.

The amendments and consents set forth in this Amendment are provided strictly as an accommodation to the Company, and nothing contained in this Amendment shall establish a precedent, custom or course of dealing with respect to the rights of CITBC to agree to future amendments to the Financing Agreement or consents by CITBC. In addition, this Amendment shall not constitute a waiver of any existing Default or Event of Default under the Financing Agreement (regardless of whether CITBC has any knowledge thereof), and shall not constitute a waiver of any Default or Event of Default which occurs in the future. All rights and remedies of CITBC with respect to such other Defaults and Events of Default are expressly reserved.

Please evidence the agreement of the Company to the terms and conditions of this Amendment by executing a counterpart of this Amendment where indicated below and returning it to CITBC. This Amendment may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same agreement. A facsimile signature of any party hereto shall be effective as the signature of such party.

THE CIT GROUP/BUSINESS

CREDIT, INC.

By: __________________

Title

Read and Agreed to:

ZILOG, INC.

By: _______________

Title